Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on the Form F-1, of our report dated May 14, 2025 except for Notes 1, 9, 14 and 17, as to which the date is June 5, 2026, on our audit of the consolidated financial statements of Cuprina Holdings (Cayman) Limited as of December 31, 2024 and for the two years then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

July 7, 2026